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                                                                   EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT


                  AGREEMENT made as of June 28, 2001, between TransWestern Publishing Company, LLC, a Delaware limited liability company (the "Company"), TransWestern Communications Company, Inc., a Delaware corporation ("TCC"), and Ita Shea-Oglesby ("Executive").

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

                  2. Position and Duties.

                  (a) During the Employment Period, Executive shall serve as an Executive Vice President of the Company and shall have the normal duties, responsibilities and authority of an Executive Vice President of the Company, subject to the ultimate authority of the Board of Directors of TCC (the "Board").

                  (b) Executive shall report to the Board and shall devote her reasonable efforts to the business and affairs of the Company and its Affiliates. Executive shall perform her duties and responsibilities to the best of her abilities in a diligent, trustworthy, businesslike and efficient manner.

                  (c) For purposes of this Agreement, "Affiliate" shall mean any corporation, limited partnership, general partnership or limited liability company controlling, controlled by or under common control with the Company.

                  3. Compensation.

                  (a) Base Salary. As compensation for Executive's services during Executive's employment hereunder, the Company will pay Executive, so long as Executive's employment hereunder continues, annual base salary of $145,000 through December 31, 2001 and, effective January 1, 2002, and on each anniversary thereafter such base salary will be increased in accordance with the recommendation of the Chief Executive Officer of the Company, subject to approval by the Board. The amount of such salary as adjusted in any year is referred to herein as the "Base Salary." The Base Salary will be payable in installments at such regular intervals as the Company at the time is using for the payment of salaries.

                  (b) Bonus. Each year during the Employment Period Executive will be entitled to an annual bonus of up to 100% of the Base Salary based on achievement of annually budgeted
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EBITDA and annually targeted sales turnover, in each case as approved by the
Board. As used herein, EBITDA means, for any period, the net income of the Company for any such period plus the amount deducted (or in the case of extraordinary gains, minus any amount added) in the computation thereof for (i) all federal, state and local income taxes, (ii) interest expense, (iii) any extraordinary gains or losses, (iv) depreciation and (v) amortization of goodwill and other intangibles determined in accordance with generally accepted accounting principles consistently applied. For purposes of this Agreement, EBITDA will be determined, after deduction of any bonus payments paid or payable with respect to such period, from the audited financial statements of the Company and the components of EBITDA contained in the financial statements will be conclusive and binding upon the parties.

                  (c) Benefits. During the Employment Period, Executive shall be entitled to receive insurance benefits and fringe benefits that are substantially similar to those provided to Executive by the Company as of the date hereof, including participation in the Company's long-term disability program, and shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible.

                  4. Term.

                  (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on the third anniversary of the date of this Agreement; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

                  (b) If immediately after the third anniversary of the date of this Agreement Executive ceases to be employed by the Company due to (i) the Company's failure to renew Executive's employment without Cause or (ii) Executive's refusal to renew her employment with Good Reason, Executive shall be entitled to receive her Base Salary (as in effect on such third anniversary) payable on the Company's regular payroll dates for a period of one year after such termination, so long as Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof.

                  (c) If the Employment Period is terminated by the Company without Cause or by Executive with Good Reason or due to Executive's death or permanent disability or incapacity prior to the third anniversary of the date of this Agreement, Executive or her estate, as the case may be, shall be entitled to receive her Base Salary (as in effect on the date of such termination) payable on the Company's regular payroll dates for a period of one year after such termination, so long as Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof. For purposes of this Agreement, "Good Reason" shall mean (i) a reduction in Executive's Base Salary by more than 20% of the Base Salary, (ii) any willful action by the Company that is intentionally inconsistent with the terms of this Agreement or Executive's Executive Agreement, dated as of the date hereof, between Executive and the Company or
(iii) any material reduction by General Partner or the Company in the powers, duties or responsibilities of which Executive was entitled to exercise as of the date of this Agreement (except such reduction which is the result of Executive's termination for Cause).


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                  (d) If the Employment Period is terminated for any other
reason, including voluntary resignation or termination by the Company for Cause, Executive shall only be entitled to receive her Base Salary through the date of termination.

                  (e) All of Executive's rights to fringe benefits will continue for a period of one year after termination, provided such termination is without Cause by the Company or with Good Reason by Executive. Bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

                  (f) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates, (ii) conduct tending to bring the Company or any of its Affiliates into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Affiliates or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.

                  5. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company or any Affiliate ("Confidential Information") are the property of the Company or such Affiliate. Therefore, Executive agrees that she shall not disclose to any unauthorized person or use for her own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or required by law to be disclosed. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined in Section 6 hereof) or the business of the Company or any Affiliate which she may then possess or have under her control.

                  6. Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the Company's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company or any Affiliate ("Work Product") belong to the Company or such Affiliate. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  7. Non-Compete, Non-Solicitation.


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                  (a) Executive acknowledges that in the course of her
employment with the Company she will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its predecessors and that her services have been and will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), she shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any yellow page directory publishing business or any business competing for the same customers as the businesses of the Company or its Affiliates as such businesses exist or are in process on the date of the termination of Executive's employment within any geographical area in which the Company or its Affiliates engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from (i) being a passive owner of not more than 5% of the outstanding stock of any class of any corporation, so long as Executive has no active participation in the business of such corporation, (ii) becoming employed by a competitor; provided that Executive is not directly or indirectly responsible for, or does not have control over, the business of such competitor which directly competes with any of the businesses of the Company or (iii) becoming an officer or director of any entity (other than a competitor) not affiliated with the Company.

                  (b) During the Employment Period and for three years thereafter, Executive shall not directly or indirectly through another entity
(i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof,
(ii) hire any person who was an employee of the Company or any Affiliate at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate.

                  (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

                  8. Executive Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which she is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery


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of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

                  9. Survival. Paragraphs 5, 6 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  10. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:

                           Ita Shea-Oglesby
                           c/o TransWestern Publishing Company, LLC
                           8344 Clairemont Mesa Blvd.
                           San Diego, CA 92111

                  Notices to the Company or TCC:

                           TransWestern Publishing Company, L.P.
                           c/o Thomas H. Lee Company
                           75 State Street
                           Boston, MA  02109
                           Attention:       Scott A. Schoen
                                            C. Hunter Boll

                           with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois  60601
                           Attention:       William S. Kirsch


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

                  11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


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                  12. Complete Agreement. This Agreement, those documents
expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign her rights or delegate her obligations hereunder without the prior written consent of the Company.

                  15. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                  16. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


                                    * * * * *


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first written above.


                                     TRANSWESTERN PUBLISHING COMPANY, LLC


                                     By              /s/
                                        ----------------------------------------

                                     Its    Chief Executive Officer
                                         ---------------------------------------


                                     TRANSWESTERN COMMUNICATIONS COMPANY, INC.

                                     By              /s/
                                        ----------------------------------------

                                     Its    Chief Executive Officer
                                         ---------------------------------------




                                                     /s/
                                     -------------------------------------------
                                     Name:  Ita Shea-Oglesby


                    (SIGNATURE PAGE TO EMPLOYMENT AGREEMENT)